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                                                                     Exhibit 4.8



                               DATASCOPE CORP.
                            STOCK OPTION AGREEMENT
                            ----------------------


        Agreement, made as of the 7th day of December, 1988 between DATASCOPE CORP., a New York corporation (the "Company"), and JOSEPH GRAYZEL, M.D. (the "Optionee"), residing at 262 Fountain Road, Englewood, New Jersey 07631.

        The Company and the Optionee, who is a director of the Company, have had an arrangement (the "Consulting Relationship") whereby the Optionee has spent approximately 30 hours per week as a consultant in the area of new product development. In consideration therefor, the Company is currently paying the Optionee $104,000 per year in consulting fees and any additional bonus compensation as determined in the sole discretion of the Company. In consideration of the Optionee's agreement to continue to provide his consulting services, on September 22, 1988, the Board of Directors of the Company granted to the Optionee a ten-year option to purchase 4,000 shares of common stock, par value $.01 per share ("Common Stock"), of the Company, subject to shareholder approval. Accordingly, on December 7, 1988, the shareholders of the Company approved the grant by the Board of Directors to the Optionee of a stock option to purchase 4,000 shares of the Company's Common Stock ("Shares"), subject to and upon the terms and conditions set forth herein (the "Option").


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        Therefore, in consideration of the premises and other good and valuable consideration, the parties hereto have agreed as follows:

        1. (a) The price at which the Optionee shall have the right to purchase Shares under this Agreement is $44.25 per Share, subject to adjustment as provided in Paragraph 4.

            (b) Subject to Paragraphs 4(b) and (c), and unless the Option is previously terminated pursuant to this Agreement, the Option shall be exercisable (i) with respect to 1,000 Shares, from the date hereof through September 21, 1998; (ii) with respect to an additional 1,000 Shares, from September 22, 1989 through September 21, 1998; (iii) with respect to an additional 1,000 Shares, from September 22, 1990 through September 21, 1998; and (iv) with respect to an additional 1,000 Shares, from September 22, 1991 through September 21, 1998; provided, however, that the Option shall cease to be exercisable on the date of termination of the Consulting Relationship. For purposes of this Agreement, the Consulting Relationship will be deemed to have terminated on the earlier of (i) the date upon which either party has sent written notice to the other party of its intention to terminate the Consulting Relationship or (ii) the first day of any period of ninety (90) consecutive days during which the Optionee has provided no consulting services to the Company; provided, however, that the Consulting Relationship will be deemed not to have terminated if the Optionee is serving the

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Company as an executive officer or employee of the Company or of any of its subsidiaries. For purposes of this Agreement, a subsidiary of the Company is
(i) a corporation in which the Company owns or controls, directly or indirectly, fifty percent (50%) or more of the outstanding shares of stock normally entitled to vote for the election of directors or (ii) a partnership of which the Company or a subsidiary of the Company is a general partner.

        (c) If the Consulting Relationship terminates and such termination is due to disability (as determined by the Board of Directors in its sole discretion) or to death, the Option shall be exercisable as provided in this subparagraph. The Optionee or, in the event of his disability, his duly appointed guardian or conservator or, in the event of his death, his duly appointed executor or administrator shall have the privilege of exercising the unexercised portion of the Option which the Optionee could have exercised on the day on which the Consulting Relationship terminated, provided, however, that such exercise must be in accordance with the terms of this Agreement and within one (1) year of the Optionee's disability or death, as the case may be. In no event, however, shall the Optionee or his duly appointed guardian or conservator or his duly appointed executor or administrator, as the case may be, exercise the Option after September 21, 1998.

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        2. Nothing contained herein shall be construed to confer on the
Optionee any right to continue to provide consulting or other services to the Company or any subsidiary of the Company or to derogate from any right of the Company or any subsidiary thereof to terminate the Consulting Relationship.

        3. (a) The Option shall not be sold, pledged, assigned or transferred in any manner except to the extent that the Option may be exercised by a duly appointed legal representative as provided in Paragraph 1(c).

           (b) For all purposes of this Agreement except the Preamble and Paragraph 1(b), the term "Optionee" shall include any person entitled to exercise the Option pursuant to Paragraph 1(c).

        4. (a) If the outstanding Shares of the Company are subdivided, consolidated, increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if the Company shall issue Shares as a dividend or upon a stock split, then the number and kind of Shares subject to the unexercised portion of the Option and the exercise price of the Option shall be adjusted to prevent the inequitable enlargement or dilution of any rights hereunder, provided, however, that any such adjustment shall be made without change in the total exercise price applicable to the unexercised portion of the Option. Adjustments

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under this paragraph shall be made by the Board of Directors, whose determination shall be final and binding and conclusive. In computing any adjustment under this paragraph, any fractional share shall be eliminated. Nothing contained in this Agreement shall be construed to affect in any way the right or power of the Company to make any adjustment, reclassification, reorganization or changes to its capital or business structure or to merge or to consolidate or to dissolve, liquidate or transfer all or any part of its business or assets.

            (b) If in the event of the dissolution or liquidation of the Company, or in the event of a merger or consolidation in which (i) the Company is not the surviving corporation, and (ii) the agreements governing such merger or consolidation do not provide for the substitution of new options or other rights in lieu of the Option granted herein or for the express assumption of this Option, the Optionee shall have the right immediately prior to the effective date of such merger, consolidation, dissolution or liquidation to exercise the Option in whole or in part, without regard to the installment provisions contained in Paragraph 1(b); provided, that any other conditions precedent to such exercise set forth in this Agreement, other than the passage of time, have been satisfied. In such event, the Company will mail or cause to be mailed to the Optionee a notice specifying the date on which holders of Shares shall be entitled to exchange their Shares for securities or other

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property deliverable in connection with such merger, consolidation, dissolution or liquidation. Such notice shall be mailed at least ten (10) days prior to the date therein specified to the address of the Optionee specified on page 1 of this Agreement or to such other address as the Optionee delivers or transmits by registered or certified mail to the Treasurer of the Company at its principal office. In the event the Option is not exercised on or prior to the date specified therein, the Option and any rights hereunder shall terminate as of said date.

            (c) In the event there is a change in control of the Company, then the Optionee shall automatically have the right to exercise the Option, in whole or in part, without regard to the installment exercise provisions set forth in Paragraph 1(b), provided that any other conditions precedent to such exercise set forth in this Agreement, other than the passage of time, have been satisfied. For purposes of this Agreement, a "change in control of the Company" shall mean a change in control of a nature that would be required to be reported in response to Item 1 of a Current Report on Form 8-K as in effect on the date hereof pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (i) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than the Company or any "person" who on the date hereof is a director or officer of

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the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities and the Company's Board of Directors, after having been advised that such ownership level has been reached, does not, within fifteen
(15) business days, adopt a resolution approving the acquisition of that level of securities ownership by such person; or (ii) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds (2/3) of the directors then in office who were directors at the beginning of the period.

        5. The Option shall be exercised when written notice of such exercise, signed by the Optionee, has been delivered or transmitted by registered or certified mail, to the Secretary of the Company at its principal office. Said written notice shall specify the number of Shares purchasable under the Option which such person then wishes to purchase and shall be accompanied by (i) such documentation, if any, as may be required by the Conmpany as provided in Paragraph 6 or 7 and (ii) payment of the aggregate option price. Such payment shall be in the form of (i) cash or a

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certified check (unless such certification is waived by the Company) payable to the order of the Company in the amount of the aggregate option price for such number of Shares, (ii) delivery of certificates duly endorsed for transfer (with all transfer taxes paid or provided for) evidencing a number of Shares (provided, however, that the Optionee has owned such Shares for at least six months) of which the aggregate fair market value on the date of exercise is equal to the aggregate option exercise price of the Shares being purchased, or
(iii) a combination of these methods of payment. Delivery of said notice and such documentation shall constitute an irrevocable election to purchase the Shares specified in said notice, and the date on which the Company recieves said notice and documentation shall, subject to the provisions of Paragraphs 6 and 7, be the date as of which the Shares so purchased shall be deemed to have been issued. The Optionee shall not have the right or status as a holder of the Shares to which such exercise relates prior to receipt by the Company of such payment, notice and documentation. For purposes of this Agreement, the fair market value per Share on a given date shall be: (i) if the Shares are listed on a registered securities exchange or included in the National Market System, the closing price per Share on such date (or, if there was no trading on such exchange on such date, on the next preceding day on which there was trading);
(ii) if the Shares are not listed on a registered securities exchange or included in the

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National Market System, but the bid and asked prices per Share are provided by
NASDAQ, the National Quotation Bureau Incorporated or any similar organization, the average of the closing bid and asked price per Share on such date (or, if there was no trading in the Shares on such date, on the next preceding day on which there was trading) as provided by such organization; and (iii) if the Shares are not traded on a registered securities exchange and the bid and asked prices per Share are not provided by NASDAQ, the National Quotation Bureau Incorporated or any similar organization, as determined by the agreement of the parties in good faith or, in the absence of such agreement, as determined pursuant to arbitration under the auspices of the American Arbitration Association.

        6. Anything in this Agreement to the contrary notwithstanding, in no event may the Option be exercisable if the Company shall determine in good faith that (i) the listing, registration or qualification of any Shares otherwise deliverable upon such exercise, upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in connection with such exercise. In such event, such exercise shall be held in abeyance and shall not be effective unless and until such withholding, listing, registration, qualification or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Company.

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        7.  (a)  The Company shall not be deemed obligated to the Optionee to register any of the Shares which may be acquired pursuant to any exercise of the Option under the Securities Act of 1933 (the "Act"). The Optionee acknowledges that, if the Shares are not so registered, his acquisition of any of the shares pursuant to an exercise of the Option will be made in part in reliance upon the exemption from the registration requirements of the Act afforded by Section 4(2) of the Act for transactions by an issuer not involving any public offering. The Optionee further acknowledges that the Company's reliance upon this exemption at the time of any exercise of the Option will be predicated upon the Optionee's representation at that time that such Shares are being acquired by him as an investment solely for his account and that he then has no intention of selling, pledging, transferring or otherwise distributing or disposing of all or any part of such Shares or any interest or participation therein except as permitted by the Act and the rules and regulations promulgated thereunder. The Optionee further acknowledges that, accordingly, if the Shares are not so registered, the receipt by the Board of Directors of written representations to such effect is a condition precedent to the right to exercise the Option, in whole or in part.

            (b) The Optionee agrees that there will be no disposition of all or any part of the Shares acquired pursuant to any exercise of the Option or any interest or interests therein,

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unless and until such disposition has been registered under the Act or the
Company receives an opinion of its counsel that registration under the Act is not required in connection with such disposition.

           (c) The Optionee agrees that upon any exercise of the Option, unless the Shares acquired pursuant to such exercise have been registered under the Act, the transfer agent for the Shares acquired pursuant to such exercise will be instructed to place appropriate stop orders against the transfer of the Shares and that the certificate or certificates to be issued representing the Shares will conspicuously bear a legend substantially as follows:

         The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of an effective registration statement for the shares under the Securities Act of 1933 unless the issuer has received a satisfactory opinion of counsel that registration is not required under said Act.


           (d) The Optionee acknowledges that he is presently familiar with the Company's business, operations and financial condition. In this connection, the Company agrees that, upon the request of the Optionee, it will provide the Optionee with a copy of its then most recent Annual Report to Shareholders, its then most recent definitive Proxy Statement in connection with a meeting of its shareholders for the election of directors, its

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then most recent Annual Report on Form 10-K, and all Quarterly Reports on Form
10-Q and Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission subsequent to the filing of its then most recent Annual Report on Form 10-K. In addition, the principal officers of the Company will be reasonably available to discuss with the Optionee the information contained in these documents.

        8. This Agreement shall be construed and enforced in accordance with the laws of the State of New York.

        9. Subject to Paragraphs 1(c) and 3, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns, as the case may be.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                                DATASCOPE CORP.

                                                /s/  George Heller
                                                -------------------------------


                                                /s/  Joseph Grayzel, M.D.
                                                -------------------------------
                                                Joseph Grayzel, M.D.



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